PREFERRED STOCK PURCHASE AGREEMENT


     This agreement is made this 15th day of July, 1997 by and between ARI Network Services, Inc. (the
"Company") and WITECH Corporation ("WITECH").

     1. Preferred Stock Purchase. WITECH agrees to purchase 20,000 Series A preferred shares of the Company for $2.0 million. The preferred shares so purchased are referred to herein as the "Shares." The
Shares shall have the relative rights, preferences and limitations set forth in the form of Articles of Amendment attached hereto as Exhibit A (the "Articles of Amendment"). The Company agrees to file the Articles of Amendment with the Wisconsin Department of Financial Institutions prior to the time of closing specified herein.

     2. Acknowledgments. WITECH acknowledges that the Shares have not been registered under the Securities
Act of 1933, as amended, and represents and warrants to and agrees with the Company as follows:

(a) It is acquiring the Shares for its own account and not with a view to the distribution thereof.

(b) It will not offer, sell, pledge or otherwise dispose of the Shares except pursuant to an effective registration statement or an exemption from registration under the Securities Act and applicable securities laws.

(c) The certificates for the Shares may bear a legend relating to the restrictions on transfer imposed by applicable law.

(d) It has made its own independent examination, investigation, analysis and evaluation of the Company, including WITECH's own estimate of the value of the Company's business, and has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the Company) as WITECH deems adequate.

(e) WITECH has received, through its representative on the Board of Directors of the Company, (i) projections, estimates or budgets of future revenues, expenses, expenditures or results of operations and (ii) other information and documents (financial and otherwise) with respect to the Company. WITECH acknowledges that the Company shall not be responsible for the accuracy or completeness of such information and the Company shall not be considered as having made any representation or warranty to WITECH with respect thereto or with respect to any other information, except if and to the extent specifically set forth herein.

     3. Loan Reduction. The Company shall apply all of the purchase price of the Shares toward payment of principal, interest and other amounts payable by the Company under that certain loan agreement (the "Loan
Agreement") dated October 4, 1993, as amended, by and between the parties hereto.

4. Additional Indebtedness. So long as any of the Shares are owed by WITECH, neither the Company nor any of its subsidiaries shall, without WITECH's consent, incur guaranty any indebtedness for borrowed money, (including capitalized lease obligations) other than indebtedness for borrowed money owed to WITECH or any affiliate or successor thereof; provided, however, this covenant shall not restrict
(a) liabilities for accounts payable and expense accruals incurred or assumed in the ordinary course of business, and (b) indebtedness in an aggregate outstanding principal amount of $250,000 (including capitalized lease obligation amounts in accordance with generally accepted accounting principles) representing the deferred purchase price or lease of assets.

5. Closing. The purchase and sale of the Shares and the payment under the Loan Agreement shall occur on July 31, 1997, provided (a) the Board of Directors of the Company shall have approved this Agreement and the establishment of the Shares, and (b) the Company shall have received assurances, satisfactory to it, that the sale of Shares as contemplated hereby would not require shareholder approval, and would not constitute a corporate governance violation, under the rules of the National Association of Securities Dealers, Inc.
applicable to the Company. If such conditions are not satisfied by July 31, 1997, this Agreement shall terminate without liability to either party.

6. Miscellaneous. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto. This Agreement shall be governed by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                             ARI NETWORK SERVICES, INC.


                             By:/s/ Brian Dearing
                             -------------------------
                             Brian Dearing,President and
                             Chief Executive Officer


                             WITECH CORPORATION


                             By:/s/ Francis Brzezinski
                             -------------------------
                             Francis Brzezinski, President



                                              EXHIBIT A
                 ARTICLES OF AMENDMENT

                          OF

              ARI NETWORK SERVICES, INC.


Pursuant to Section 180.0602 of the Wisconsin Business
Corporation Law,

     ARI Network Services, Inc., a corporation organized and existing under the Wisconsin Business
Corporation Law (the "Company"), DOES HEREBY CERTIFY:

     That (a) pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the Board of Directors on _____________________, 1997 adopted the resolution set forth below creating a series of Preferred Stock, par value $.001 per share, designated as Series A Preferred
Stock, (b) shareholder action approving the creation of the Series A Preferred Stock was not required, and (c) no shares of Series A Preferred Stock have been issued:

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Company be and it hereby is created, and that the designation and amount and relative rights, limitations and preferences thereof are as follows:

     Section 1.  Designation and Amount.  The shares of
such series shall be designated as "Series A Preferred
Stock" (the "Series A Preferred Stock"); the number of shares constituting such series shall be Forty Thousand
(40,000). Such number of shares may be increased or decreased by resolution of the Board of Directors;
provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company into Series A Preferred Stock.

     Section 2.  Voting Rights.  The holders of the
Series A Preferred Stock shall not, except as required by law, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Company's stockholders. On any matters in which the holders of shares of the Series A Preferred Stock shall be so entitled to vote under applicable law, they shall be entitled to one (1) vote for each share held.

     Section 3.  Dividends.

     (a)  Each holder of a share of Series A Preferred
Stock shall be entitled to receive, when, as and if declared by the Company's Board of Directors, out of the funds of the Company legally available therefor, cumulative dividends during each Quarterly Dividend
Period (as hereinafter defined) that such share of Series A Preferred Stock is outstanding at a per annum dividend rate equal to the product of (i) One Hundred
Dollars and (ii) two percent (2%) per annum above the fluctuating per annum rate of interest published from time to time in the Midwest Edition of The Wall Street
Journal under the "Money Rates" caption as the "Prime
Rate" (and if more than one such "Prime Rate" shall be so published on any date, the highest of such rates for such date), which rate shall change effective as of the date of any published change in such published "Prime
Rate," but not less than a rate per annum equal to Ten
Dollars ($10.00) per share nor more than Fourteen
Dollars ($14.00) per share; provided, however, that dividends for any period during which any shares of Series A Preferred Stock shall be outstanding for less than a full Quarterly Dividend Period (as defined below) shall be paid pro rata based on the actual number of days in such Quarterly Dividend Period. As used herein, "Quarterly Dividend Period" means the period from November 1 through the next January 31, from February 1 through the next April 30, from May 1 through the next July 31 or from August 1 through the next October 31; provided that the first Quarterly
Dividend Period shall be the period commencing on the date of initial issuance of shares of the Series A
Preferred Stock (other than Additional Shares (as defined below)) and ending on October 31, 1997.

     (b) Except as provided below, each such dividend shall be paid in cash on the first day of February, May, August and November in each year (each a "Quarterly Dividend Payment Date") commencing on
November 1, 1997, to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Company on such record date as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof, which date shall be at least ten (10) but no more than thirty (30) days preceding the Quarterly Dividend Payment Date immediately following the relevant Quarterly Dividend
Period. Notwithstanding anything to the contrary herein, prior to August 1, 2002, all (but not less than all) dividends payable on any particular Quarterly
Dividend Payment Date may be paid, at the option of the Company, in lieu of cash, in additional shares of Series A Preferred Stock ("Additional Shares") with a
Liquidation Preference (as defined below) equal to the amount of such dividend. Such Quarterly Dividend
Payment Date shall be the original issuance date of such Additional Shares for purposes of the accrual of dividends. Prior to each issuance of any Additional
Shares as a dividend on any of the Series A Preferred
Stock, the Company will prepare and mail to each holder of shares of the Series A Preferred Stock a certificate setting forth the computation of the number of Additional Shares issuable in payment of such dividend to each holder of record of the Series A Preferred
Stock. A dividend payment in Additional Shares shall not be considered paid if the Company, on the applicable Quarterly Dividend Payment Date, has not caused share certificates representing the Additional
Shares issuable in payment of such dividend to be delivered to the holders of the Series A Preferred
Stock.

     (c) The amount of any dividends "accrued" on any share of the Series A Preferred Stock at any Quarterly
Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Quarterly Dividend Payment Date, whether or not earned or declared. Dividends in arrears shall bear dividends as if such dividends in arrears had been declared and paid in Additional Shares as set forth herein. Dividends on account of arrears for any past
Quarterly Dividend Periods may be declared and paid at any time, without reference to any regular Quarterly
Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

     (d)  So long as any shares of the Series A
Preferred Stock shall remain outstanding, no dividends shall be paid or declared, or other distributions made
(upon dissolution or otherwise), whether in cash or property or in obligations or shares of the Company, on any shares of the Common Stock or stock of any other series of Preferred Stock of the Company over which the Series A Preferred Stock has a priority in the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Company
("Junior Preferred Stock") (other than dividends payable solely in shares of Common Stock or Junior
Preferred Stock), nor shall any shares of the Common
Stock or Junior Preferred Stock be purchased, redeemed, retired or otherwise acquired by the Company or any corporation or other entity controlled by the Company for any consideration of any kind (or any payment made to or available for a sinking fund for the redemption of any such securities), and neither the Company nor any corporation or other entity controlled by the Company shall incur any obligation for any of the foregoing.

     Section 4.  Redemption.

     (a) The Company may, at the election of its Board of Directors, redeem outstanding shares of the Series A
Preferred Stock, in whole at any time or in part from time to time, at the redemption price of One Hundred
Dollars ($100.00) per share, plus, in each case, accrued and unpaid dividends through the day immediately preceding the date fixed for the redemption of shares of the Series A Preferred Stock (the
"Redemption Date"), but without premium.

     (b) At least ten (10) days but not more than sixty (60) days prior to the Redemption Date, written notice of such redemption shall be mailed to each holder of record of shares of the Series A Preferred
Stock to be redeemed, in a postage prepaid envelope sent by first class mail and addressed to such holder at its post office address as shown on the records of the Company; provided, however, that no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of the shares of the Series A Preferred
Stock to be redeemed.

     Each such notice shall state:

          (1)  the Redemption Date;

          (2)  the number of shares of the Series A
     Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder and the method of calculating such number;

          (3) the cash redemption price (including the amount of accrued dividends being paid);

          (4)  the place or places where certificates
     for such shares are to be surrendered for payment of the redemption price; and

          (5)  that dividends on the shares to be
     redeemed shall cease to accrue on such Redemption
     Date.

On or after the Redemption Date, each holder of shares of the Series A Preferred Stock to be redeemed shall present and surrender its certificate or certificates for such shares (duly endorsed for transfer or accompanied by appropriate stock powers) to the Company at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof. In case fewer than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the shares that are not redeemed.
From and after the Redemption Date (unless the Company shall default in payment of the redemption price), all dividends on the shares of the Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the Redemption
Date), without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     (c)  If fewer than all of the shares of the Series
A Preferred Stock are to be redeemed, the Board of Directors of the Company shall select the shares of the Series A Preferred Stock to be redeemed pro rata (or as nearly pro rata as practicable); provided, however, that no fractional shares of the Series A Preferred
Stock shall be redeemed.

     Section 5.  Liquidation, Dissolution and Winding
Up. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series A
Preferred Stock shall be entitled to receive, out of the remaining net assets of the Company, the amount of One Hundred Dollars ($100.00) in cash for each share of the Series A Preferred Stock (the "Liquidation
Preference"), plus an amount equal to all accrued and unpaid dividends on each such share to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock or any Junior
Preferred Stock. After such payment to the holders of the Series A Preferred Stock, the holders of the Series
A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

     Section 6.  Additional Issuances of Preferred
Stock.  So long as any shares of Series A Preferred
Stock are outstanding, the Company shall not issue any additional Preferred Stock, other than Junior Preferred
Stock (as defined in Section 3(d) hereof) or additional shares of Series A Preferred Stock as provided in
Section 3(b) hereof.

                        *  *  *

     Executed this ____ day of July, 1997.

                              ARI NETWORK SERVICES, INC.

[Corporate Seal]



                              Brian E. Dearing,
                              President and
                              Chief Executive Officer

This instrument was drafted by
Larry D. Lieberman
Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, Wisconsin  53202